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                                                                     Exhibit 2.2



                     INSTRUMENT OF ASSIGNMENT AND ASSUMPTION
                          (IHC/Chaz and PAH-Management)

         This INSTRUMENT OF ASSIGNMENT AND ASSUMPTION dated June 18, 1999, is made by IHC/CHAZ CORPORATION and PAH-MANAGEMENT CORPORATION
(collectively, "Assignors") in favor of INTERSTATE HOTELS, LLC, a Delaware limited liability company (the "Assignee"). All capitalized words and terms used in this Instrument of Assignment and Assumption and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated May 7, 1999 (the "Purchase Agreement") between the Assignors and F & H Realty LLC, a Massachusetts limited liability company ("FH").

         WHEREAS, pursuant to the Purchase Agreement, the Assignors agreed to sell, transfer, convey, assign and deliver to FH certain assets of the Assignors; and

         WHEREAS, through a series of transactions in connection with the Divestiture, the Assignors have transferred their entire right, title and interest in and to the Assets and desire to assign their entire right, title and interest pursuant to and under the Purchase Agreement to the Assignee, and the Assignee has agreed to assume all of the obligations and liabilities of the Assignors under the Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignors and the Assignee hereby agree as follows:

         1. The Assignors hereby assigns to the Assignee all of its right, title and interest in and to the (i) the Purchase Agreement, (ii) the Escrow Agreement and (iii) the other agreements, instruments and documents contemplated by the Purchase Agreement and the Escrow Agreement (the Purchase Agreement, the Escrow Agreement and all such other agreements, instruments and documents being hereinafter referred to collectively as the "Agreements").

         2. The Assignee hereby assumes and agrees to pay and perform all of the liabilities, obligations, agreements and undertakings of the Assignors under and pursuant to the Agreements, and agrees that it is bound by the Agreements as if originally named as a party thereto in respect of the interests of the Assignors therein.

         3. The Assignee hereby specifically agrees and acknowledges that FH may rely on the agreements of the Assignee contained herein, and the parties agree that this Instrument of Assignment and Assumption may not be modified or amended without the prior consent of FH.

         IN WITNESS WHEREOF, the Assignors and the Assignee have caused this instrument to be duly executed under seal as of and on the date first above written.



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                                            ASSIGNORS:

                                            IHC/CHAZ CORPORATION


                                            By: /s/ William W. Evans
                                               --------------------------------
                                                Name: William W. Evans
                                                     --------------------------
                                                Title: Executive Vice President
                                                      -------------------------


                                           PAH-MANAGEMENT CORPORATION


                                            By: /s/ William W. Evans
                                               --------------------------------
                                               Name: William W. Evans
                                                    ---------------------------
                                               Title: Executive Vice President
                                                     --------------------------


                                            ASSIGNEE:

                                            INTERSTATE HOTELS, LLC

                                            By: Interstate Hotels Corporation,
                                                Authorized Member


                                                By: /s/ Timothy Q. Hudak
                                                   ----------------------------
                                                   Name: Timothy Q. Hudak
                                                        -----------------------
                                                   Title: Senior Vice President
                                                          and Secretary
                                                         ----------------------




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